Exhibit 10.22

AMENDMENT NUMBER ONE
SI BANK & TRUST
DEFERRED COMPENSATION PLAN “A”

     BY THIS AMENDMENT NUMBER ONE, the SI Bank & Trust Deferred Compensation Plan “A” (the “Plan”) is hereby amended as follows, such amendment effective as of September 24, 2004:

     1. Section 3 of the Plan is amended to add a new sentence immediately after the last sentence of the first paragraph of such section to read as follows:

     Notwithstanding anything contained herein, the Plan shall permit an Employee, subject to the approval of the Bank, to select a new Pay-Out Period (e.g., a distribution to be made over 1, 2, 5 or 10 years or by lump sum) by submitting a new Deferral Election Form and Pay-Out Options form (the “New Form”) to Independence Community Bank (the “Bank”), with such new election to be effective no earlier than twelve months after the New Form is submitted to the Bank.

     2. Section 7 of the Plan is amended to add a new sentence immediately after the last sentence of the first paragraph to read as follows:

     Notwithstanding anything contained herein, the Plan shall permit an Employee, subject to the approval of the Bank, to select a new deferral period (e.g., whether a distribution should commence 1, 2, 5 or 10 years subsequent to a deferral period election) by submitting a new Deferral Election Form and Pay-Out Options form (the “New Form”) to Independence Community Bank (the “Bank”), with such new election to be effective no earlier than twelve months after the New Form is submitted to the Bank. A single New Form may be submitted by an Employee to make the new election(s) under Sections 3 and 7 of the Plan, as amended.

     3. All other provisions of the Plan shall continue in full force and effect.

     IN WITNESS WHEREOF, this Amendment has been executed this 24 day of September 2004.

INDEPENDENCE COMMUNITY BANK
By:	/s/ ALAN H. FISHMAN
Alan H. Fishman, President and Chief
Executive Officer